TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of May 31, 2006 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and AQUILA THREE PEAKS HIGH INCOME FUND, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios, and PFPC wishes to furnish such services, on the terms and for the considerations set forth in this agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       Definitions.  As used in this Agreement:

     A.   "1933 Act" means the Securities Act of 1933, as amended.

     B.   "1934 Act" means the Securities Exchange Act of 1934, as amended.

     C. "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. Fund shall provide PFPC an updated Authorized Persons Appendix promptly upon the addition or deletion of an Authorized Person. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     D. "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person, including via electronic mail as Oral Instructions.

     E.   "SEC" means the Securities and Exchange Commission.

     F.   "Securities Laws" mean the 1933 Act, the 1934 Act and the 1940 Act.

     G. "Shares" mean the shares of beneficial interest of any series or class of the Fund.

     H. "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transactions reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

II. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

III.     Compliance with Rules and Regulations.

     A. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

     B. PFPC will make available, upon request of the Fund, copies of policies and procedures of PFPC published under PFPC's Rule 38a-1 compliance program relating to its overall transfer agent operations, as amended from time to time, which have been prepared in connection with Rule 38a-1 under the 1940 Act ("Rule 38a-1"), in order to enable investment company clients meet their obligations under Rule 38a-1. In connection with the review by the Fund's Chief Compliance Officer of PFPC's transfer agent operations in connection with the presentation of the yearly report to the Board of Trustees of the Fund contemplated by Rule 38a-1, PFPC will provide:

          1.   access to policies and procedures as described in this clause
               (b);

          2.   quarterly and annual Rule 38a-1 certification; and

          3. an incident report of any "material compliance matters" in accordance with PFPC's Rule 38a-1 policies and procedures; and

          4.   a summary report of PFPC's annual Rule 38a-1 independent review.

IV.      Instructions.

A. Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

B. PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

C. The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions, with the exception of Oral Instructions that are e-mails, so that PFPC receives the Written Instructions by the close of the next business day. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

V.       Right to Receive Advice.

A. Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

B. Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

C. Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In any such case, PFPC will use its reasonable efforts to contact the Fund prior to or promptly after taking any actions inconsistent with Oral or Written Instructions previously received from the Fund. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

D. Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC

     1. to seek such directions or advice or Oral Instructions or Written Instructions, or

     2. to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

VI. Records; Visits. The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person at the Fund's expense. Prior to any destruction of any books or records prepared and maintained by PFPC as required by applicable laws, rules and regulations, PFPC will advise the Fund of the proposed destruction.

VII. Confidentiality.

A. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include:

     1. any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

     2. any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

     3. all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

     4.   anything designated as confidential.

B. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it:

     1.   is already known to the receiving party at the time it is obtained;

     2. is or becomes publicly known or available through no wrongful act of the receiving party;

     3. is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

     4. is released by the protected party to a third party without restriction;

     5. is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);

     6. is relevant to the defense of any claim or cause of action asserted against the receiving party;

     7. is provided by either party with the consent of the other party in connection with an independent third party compliance or other review;

     8. is necessary for PFPC to release such information in connection with the provision of services under this Agreement; or

     9. has been or is independently developed or obtained by the receiving party.

C. The provisions of this Section 7 shall survive termination of this Agreement for a period of three (3) years after such termination.

VIII. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available on a timely basis to such accountants for the expression of their opinion, as required by the Fund.

IX. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge that the Fund shall retain all ownership rights in Fund trademarks, logos, and data which reside on the PFPC system.

X. Adequate Facilities; Disaster Recovery. PFPC shall maintain adequate personnel and facilities, as well as adequate and reliable computer and other equipment, necessary and appropriate to carry out its obligations under this Agreement, including appropriate duplicate files (which shall be readable by computer or otherwise or maintained in hard copy form, and shall be maintained at a frequency and in a detail reasonably designed pursuant to industry standards to provide for protection of such files in the event of a disaster to PFPC's facilities). PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making adequate and reliable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall periodically back up data (including all predecessor transfer agent data delivered to PFPC by the Fund's prior transfer agent in a machine readable format and converted by PFPC) on appropriate media to be stored at an offsite facility of PFPC's choosing. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure or otherwise, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

XI. Compensation.

A. As compensation for services rendered by PFPC during the term of this Agreement, for the period commencing on the date upon which the Fund commences operations, the Fund will pay to PFPC a fee or fees, as may be agreed to from time to time in writing by the Fund and PFPC. In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder. All services detailed in this Agreement and expenses incurred in the performance of these services will be provided by PFPC without cost to the Fund except as otherwise stated in this Agreement or otherwise agreed to in writing.

B. PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges
     (i) PFPC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited to, investment accounts maintained at an affiliate or client of PFPC; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees"); (iii) PFPC shall retain any excess Balance Credits for its own use; (iv) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (i); and (v) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

C.   The undersigned hereby represents and warrants to PFPC that

          1.   the terms of this Agreement,

          2.   the fees and expenses associated with this Agreement, and

          3. any benefits known to the Fund accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been or will be fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

XII. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from

A.   any action or omission to act which PFPC takes

     1. at the request or on the direction of or in reliance on the advice of the Fund or

     2.   upon Oral Instructions or Written Instructions or

     3. the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC nor any of its affiliates shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement for a period of five (5) years.

XIII. Release. PFPC understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; PFPC represents that it has notice of the provision in the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

XIV. Responsibility of PFPC.

A. PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.


B.   Notwithstanding anything in this Agreement to the contrary,


     1. PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control (provided that PFPC has acted in accordance with the standard of care set forth in paragraph (a)), including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and

     2. PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information received from the Fund which PFPC reasonably believes to be genuine.

C. Notwithstanding anything in this Agreement to the contrary, neither the Fund or PFPC nor any of their affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC, the Fund or any of their affiliates.

D. Each party shall have a duty to mitigate damages for which the other party may become responsible.

E. The provisions of this Section 14 shall survive termination of this Agreement.

XV. Description of Services.

A.   Itemized Services. PFPC shall:

     1. Calculate 12b-1 payments and payments under any Shareholder Services Plan of the Fund, produce and mail statements and checks where applicable or generate payments through the National Securities Clearing Corp. (the "NSCC") to all eligible dealers, and forward ineligible checks and statements to Aquila Distributors, Inc. (the "Distributor");

     2. Make weekly payment of direct commissions, including settlement through NSCC;

     3.   Establish and maintain proper shareholder registrations;

     4. Review applications for required information and correspond with shareholders to complete or correct information;

     5.   Provide payment processing of checks or wires;

     6. Prepare and certify stockholder lists in conjunction with proxy solicitations;

     7. Issue and countersign share certificates (when requested in writing by a shareholder) and cancel share certificates;

     8.   Prepare and mail to shareholders confirmation of activity;

     9. Provide toll-free lines and voice response unit for direct shareholder use, plus customer liaison staff for on-line inquiry response (generally from 8 a.m. until 6 p.m., New York time, on days on which the New York Stock Exchange is open), including the ability to receive redirected toll-free calls from the Distributor on an as-needed basis;

     10.  On a monthly basis, mail duplicate statements to:

          a. broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC, and

          b. other parties (e.g., lawyers and accountants) as requested by the shareholders;

     11.  Provide periodic shareholder lists and statistics to the Fund;

     12. Provide detailed data for underwriter/broker confirmations, including daily outstanding confirmed purchases, redemptions, and paid not issued shares;

     13.  Prepare periodic mailing of year-end tax and statement information;

     14. Provide reports, notification, and where applicable reconciliation on a timely basis to the investment adviser, sub-adviser, administrator, accounting agent, and custodian of fund activity;

     15. Perform other participating broker-dealer shareholder services, including Fund/Serv, Automated Customer Account Transfer System ("ACATS"), Networking and terminal access for selected dealers, and such other services as may be agreed upon from time to time;

     16. Promptly transmit to the Fund all reports, documents and information as are requested by the Fund and agreed to by PFPC, which agreement shall not be unreasonably withheld, that are necessary to enable the Fund and its service providers to comply with the requirements of the Internal Revenue Service, the SEC, the National Association of Securities Dealers, Inc, the National Securities Clearing Corp., the state blue sky authorities and any other regulatory bodies having jurisdiction over the Fund, it being understood and agreed that such reports shall include those on the list contained in Exhibit A hereto, as such list may be amended from time to time by agreement between the parties;

     17.  Process all clerical transactions;

     18. Screen and maintain Transfer on Death registrations according to Fund guidelines (except those guidelines hereafter adopted by the Fund which are considered in PFPC's sole good-faith discretion to be more burdensome than the guidelines in effect on the date of this Agreement);

     19.  Provide electronic imaging and time-stamping of all incoming mail;

     20. Compute and track all front-end and contingent deferred sales charges imposed upon the purchase and redemption of Shares;

     21. Track and convert Shares in accordance with the share conversion features described in the prospectus of the Fund;

     22. Answer written or telephonic correspondence relating to its duties hereunder (including providing written acknowledgement of address changes to previous addresses of record) and such other correspondence as may from time to time be mutually agreed upon between PFPC and the Fund; inquiries of a non-routine nature shall be referred to the Fund;

     23. Remit supporting detail of underwriter fees to the Distributor on a semi-monthly basis;

     24. Until such time as Fund management and legal counsel to the Fund determine otherwise and so inform PFPC in Written Instructions, establish, maintain for the benefit of the Fund and control the flow of funds through separate subscription, redemption and dividend disbursement accounts (each an "Operational Account") provided by PNC Bank, N.A. or by such other financial institution as may be agreed upon by the Fund and PFPC;

     25. To the extent reasonably feasible, reverse trades (including backing out dividends) due to nonreceipt of funds, improper registration, or other sufficient reason;

     26.  Compute and track all letters of intent;

     27. Screen all transactions with respect to the Fund's Blue Sky requirements of which PFPC is informed by the Fund by Written Instructions, and comply with the Written Instructions of the Fund in effect from time to time limiting issuance of Shares to specified states (based on address of registration), including screening for Shares sold in states other than those so specified (but relating only to those Shares sold after PFPC commences its duties as transfer agent hereunder);

     28. Provide abandoned property reporting and filing to meet the escheat requirements of each of the states named by the Fund in Written Instructions, and Fund, in connection with such filings, shall use all reasonable efforts to complete a prompt review of escheatment materials provided by PFPC to approve escheatment filings five (5) business days in advance of any escheatment filing deadlines;

     29. Maintain a record of all incoming checks, new account applications and documentation set forth in Section 16(g), on filmstrips, another microfilm retrieval method or otherwise so as to be retrievable and reproducible, upon reasonable request, within time frames that meet reasonable industry standards;

     30. Process W-9 or similar forms received by PFPC and review taxpayer identification numbers for all same number (e.g., 888 88 8888), sequential numbering (e.g., 123 45 6789) and non-numeric numbers (e.g., 128 4A 3927) and other conditions of obvious irregularity in accordance with PFPC's normal operating procedures;

     31. On a semi-monthly or other basis acceptable to PFPC and the Fund (but in no event more frequently than once per month per shareholder account) initiate, accept and process pre-authorized checks or, when available, electronic funds transfers drawn against shareholders' checking accounts;

     32. In accordance with policies and procedures established by the Fund and PFPC, furnish to shareholders dividend and redemption checks alleged to have been lost, stolen, destroyed or not received; and

     33. Record all incoming telephone conversations and telephonic transactions that are received via the Fund's published customer service numbers and retain such recordings for a minimum of six months.

     34. Post and perform shareholder transfers and post and perform exchanges for shares of other funds with which the Fund has exchange privileges, pursuant to shareholder instructions; and

     35. Reconcile to Fund accounting records and pay dividends and other distributions, including direct deposit credits through the Automatic Clearing House ("ACH") upon proper written shareholder authorization.

B. Purchase of Shares. PFPC shall issue Shares and credit an account of an investor, in the manner described in the Fund's prospectus, once it has screened for blue sky compliance pursuant to Section 15(a)(xxvii) and Transfer on Death registration compliance pursuant to Section 15(a)(xviii) and receives:

     1. A purchase order or application, either directly from an investor or otherwise, complying with requirements for purchases prescribed by the prospectus;

     2.   Proper information to establish a shareholder account; and

     3. A purchase check or confirmation of receipt or crediting of available funds for such order to the Fund's Custodian.

In opening new shareholder accounts, PFPC will assign account numbers. PFPC shall assign Aquila Distributors, Inc. as broker of record whenever dealer information is omitted and send a copy of any related application to Aquila Distributors, Inc.

     PFPC must receive a completed application before any redemption orders are accepted and processed for an account opened directly by an investor.

C. Redemption of Shares. PFPC shall process requests to redeem Shares as follows:

     1. All requests to transfer or redeem Shares and payment therefore shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

     2. PFPC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

     3. When Shares are redeemed, PFPC shall deliver to the Fund's custodian (the "Custodian") and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

     4. PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

     5. When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

     6. PFPC shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

D. Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions and Written Instructions to PFPC, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if and as provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall timely mail to the Fund's shareholders and appropriate taxing authorities such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

E. Communications to Shareholders. PFPC shall address, enclose and mail all communications by the Fund to its shareholders (pre-sorting where reasonably practicable), including:

     1.   Reports to shareholders;

     2.   Confirmations of purchases and sales of Shares;

     3. Monthly or quarterly statements (with extra print lines for additional information, such as additional dividend information, to shareholders), generally by the fifth business day after the dividend payable date, providing a combined check and statement to shareholders electing cash distributions;

     4. Dividend and distribution notices (at year-end, such notices will be upon Written Instructions);

     5.   Tax form information (upon Written Instructions);

     6.   Forms W-9 or W-8 as appropriate;

     7.   Prospectuses;

     8. Account-related shareholder correspondence that is considered in PFPC's sole discretion to be routine; and

     9. Any other routine shareholder communications as agreed to between the Fund and PFPC.

F. Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

     1. Name, address, United States Tax Identification or Social Security number, and any pertinent beneficiary information;

     2. Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

     3. Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions in a shareholder's account;

     4.   Any stop or restraining order placed against a shareholder's account;

     5. Any correspondence relating to the current maintenance of a shareholder's account;

     6. Information with respect to withholdings, including withholdings in the case of a foreign account and accounts subject to backup withholding; and

     7. Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

PFPC will report errors related to the processing of records in the course of its duties under this paragraph which in PFPC's reasonable judgment made in good faith are material.

G. Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost, stolen, destroyed or not received and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

     1. The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

     2. Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

H. Shareholder Inspection of Fund Records. Upon a request from any Fund shareholder to inspect Fund records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's records.

I. Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding Shares by the number of Shares surrendered by the Fund.

J. Fraud Detection Procedures. PFPC shall establish procedures that are reasonably designed to detect fraudulent purchase, redemption and distribution checks (including fraudulent or forged endorsements and altered payment amounts); however, PFPC shall have no liability for loss resulting from any fraud perpetrated or attempted to be perpetrated on the Fund, unless PFPC has acted with willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder. Such procedures shall take into account the type of accounts involved, the sums involved and cost/benefit considerations. PFPC shall not accept any third-party check (i.e., an investment check whose payee is other than the Fund or PFPC) except pursuant to Oral Instructions or Written Instructions.

K. Relationship Officer. PFPC agrees to provide a Relationship Officer to serve as the primary point of contact between the Fund and PFPC. PFPC will exercise due care in assigning an individual who is conversant with standard investment company practices.

L. Lost Shareholders. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

     1.   documentation of search policies and procedures;

     2.   execution of required searches;

     3. tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

     4. preparation and submission of data required under the Lost Shareholder Rule.

M.   Retirement Plans.

     1. In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

          a. Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

          b.   Record method of distribution requested and/or made;

          c.   Receive and process designation of beneficiary forms requests;

          d. Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

          e. Prepare any annual reports or returns required to be prepared and / or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

          f.   Perform applicable federal withholding and send
               Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

               (i) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

              (ii) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Retirement Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

N. Print Mail. The Fund hereby engages PFPC as its exclusive print/mail service provider with respect to shareholder statements.

O. Internet Account Management Services. Fund and PFPC agree that the Fund is a covered party to receive internet account management services pursuant to the letter agreement dated November 4, 2003 from PFPC and accepted June 29, 2004 by Diana P. Hermann on behalf of the Aquila Group of Funds and Fund agrees to be bound by all terms, conditions, and provisions of that letter agreement

P.   Additional Services.

     1. PFPC shall, in addition to the services herein itemized, if so requested by the Fund and agreed to by PFPC, which shall bargain in good faith regarding such requests and the fees and charges to be paid therefore, for such additional fees and charges as the Fund and PFPC may from time to time agree, perform and do all other acts and services as required by the Fund's prospectus or the law or that are customarily performed and done by transfer agents, dividend disbursing agents, and shareholder servicing agents of open-end mutual funds such as the Fund.

     2. Upon request of the Fund, PFPC shall , in addition to the services herein itemized, provide such additional services to the Fund and in such manner as are normally provided by PFPC to its mutual fund transfer agency customers in the normal course of business, subject to additional mutually-agreed upon pricing, if any.

XVI. Privacy. PFPC agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation. PFPC has adopted and implemented procedures to safeguard non-public personal information and records, including taking reasonable measures to protect against unauthorized access to discarded information, that are reasonably designed to ensure the security and confidentiality of customer records and information in accordance with applicable state and federal standards and to ensure compliance with Regulation S-P.

XVII. Anti-Money Laundering ("AML"). To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PFPC shall:

A. establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities;

B. provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures;

C. designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and

D. provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund:

     1. a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement);

     2. at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and

     3. a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. PFPC agrees to notify the Fund promptly of the existence of a material deficiency in the event that PFPC's AML compliance program is determined to be materially deficient in a governmental or regulatory agency examination. Without limiting or expanding the foregoing, the parties agree the provisions of this Section 17 do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

XVIII. Customer Identification Program ("CIP") Services.

A. To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

     1. Implement procedures under which new accounts in the Fund are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

     2. Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es). Verification of the identity of each new Customer will include comparing the database of Fund investor names and personal information against the Office of Foreign Assets Control ("OFAC") Specifically Designated Nationals and Blocked Persons list and scanning the entire database each time the OFAC list is updated and to determine whether the investor appears on any lists of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the U.S. Department of the Treasury.

     3. Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

     4. Regularly report to the Fund about measures taken under (i)-(iii) above.

     5. If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Fund's CIP.

B. Notwithstanding anything to the contrary, and without expanding the scope of the express language in paragraph (a), PFPC need not collect the Data Elements for (or verify the identity of) prospective customers (or accounts) beyond the requirements of relevant regulations (for example, PFPC will not verify the identity of customers opening accounts through NSCC unless required by relevant regulations) and PFPC need not perform any task that need not be performed for the fund to be in compliance with relevant regulations.

C. Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Shares via exchange privileges.

D. PPFC will cooperate with the Fund to enable the Fund to conduct its oversight related to PFPC CIP services as provided in Section 3(b) of this Agreement. PFPC agrees to permit inspections relating to its CIP program by U.S. Federal departments or regulatory agencies of such information and records relating to its CIP program as such examiners shall reasonably request. PFPC agrees to notify the Fund in due course in the event PFPC's CIP program is determined to be materially deficient in governmental or regulatory agency examination.

XVIIII.  Duration and Termination.

A. This Agreement shall continue until terminated by the Fund on sixty (60) days' prior written notice or by PFPC on one-hundred-twenty (120) days' prior written notice to the other party.

B. In the event of termination by either party other than pursuant to paragraph (c) below, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the terminating party and paid to the non-terminating party. In the event of termination, PFPC agrees that it will use commercially reasonable efforts to affect a smooth transition of services to such successor provider within 120 days of the Fund's written notice of designation of such successor service provider.

C. If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within sixty (60) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party. In the event of a termination pursuant to this paragraph (c), the expenses referred to in paragraph (b) shall be borne by the Defaulting Party.

D. Notwithstanding anything contained in this Agreement to the contrary, should a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Fund or any affiliate (as defined under the 1940 Act) of the Fund result in the Fund's desire to cease to use PFPC as the provider of any of the services set forth hereunder in favor of another service provider PFPC shall make a good faith effort to facilitate a conversion of services to the Fund's successor service provider, provided, however, there can be no guarantee that PFPC will be able to facilitate such a conversion of services on the conversion date requested by the Fund.

E. PFPC represents that it is currently registered with the appropriate federal agency for the registration of transfer agents, or is otherwise permitted to lawfully conduct its activities without such registration, and that it will remain so registered or able to so conduct such activities for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the SEC as a transfer agent at any time during the term of this Agreement, and such failure to register does not permit PFPC to lawfully conduct its activities, the Fund may, on written notice to PFPC, terminate this Agreement upon five (5) days written notice to PFPC.

XX. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed

A.   if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attn.:
     President;

B.   if to the Fund, at 380 Madison Avenue, Suite 2300, New York, NY 10017,
     Attn: President or

C. if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

XXI. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

XXII. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or The PNC Financial Services Group, Inc., provided that PFPC gives the Fund thirty- (30) days' prior written notice of such assignment or delegation.

XXIII. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XXIV. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

XXV.     Miscellaneous.

A. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

B. No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

C. Insurance. PFPC shall maintain adequate fidelity, error and omissions and other insurance coverage in connection with its transfer agent services throughout the duration of this Agreement.

D. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

E. Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

F. Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

G. Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

H. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

I. Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

J. Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of such information.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       PFPC INC.

                                       By:    ---------------------------
                                                Wayne Weaver
                                                Title: Senior Vice President

                                       AQUILA THREE PEAKS HIGH INCOME FUND

                                       By:    ---------------------------
                                                 Diana P. Herrmann
                                                 Title: President

                           AUTHORIZED PERSONS APPENDIX


         On the date of the Agreement and thereafter until further notice, the following persons shall be Authorized Persons as defined therein:

Name (Type)                                         Signature

Diana P. Herrmann                                    Diana P. Herrmann

Charles E. Childs, III                               Charles E. Childs, III

Robert W. Anderson                                   Robert W. Anderson

Joseph P. DiMaggio                                   Joseph P. DiMaggio

Lori A. Vindigni                                     Lori A. Vindigni

Francis L. O'Brien                                   Francis L. O'Brien

John M. Herndon                                      John M. Herndon

Stephen J. Caridi                                    Stephen J. Caridi

                                      Exhibit A

Name                                                               Frequency
----                                                               ---------
Capital Stock Reporting                                            Daily
Daily Gain/Loss Detail Report                                      Daily
Daily Price Report                                                 Daily
DTS Outstanding Trade List by Fund                                 Daily
DTS Outstanding Wire Order and FundServ Trades Report              Daily
Transaction Detail Report                                          Daily
Transactions at a Glance                                           Daily

CDSC Fees Class C                                                  Weekly
Dealer Commission Check Register / Dealer Commission Statement     Weekly
Liquidation Report                                                 Weekly
Underwriter Fees                                                   Weekly

12b-1 Reports                                                      Monthly
Account Analysis by Type                                           Monthly
Assets by Dealer for Management Company                            Monthly
Assets by Fund and Dealer                                          Monthly
Blue Sky Sales Report                                              Monthly
Cumulative Transaction Summary                                     Monthly
Matrix Summary by Fund with Dealer Name                            Monthly
Matrix Summary by Management Company In Dealer Name Order          Monthly
Matrix Summary by Management Company In Dealer Number Order        Monthly
Month to Date Sales  (Demographics by Account Group)               Monthly
Monthly Price Reports                                              Monthly
Monthly Statistical Report                                         Monthly
Statistical Summary                                                Monthly
Top Ten Accounts by Fund                                           Monthly
Wire Order Purchase by Customer Settled Fund / Account             Monthly
Wire Order Redemption by Customer Settled Fund / Account           Monthly

Matrix Code Report by Dealer                                       Quarterly
Special Dealer Extract                                             Quarterly

New York City / New York State                                     Semi-annual

$500.00 or less Report                                             Yearly
New Account Report for Aquila Dealer #s 38242 & 38244              Yearly